Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

ARTICLE I

The exact name of the corporation is:

Nasus Consulting, Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To provide computer consulting services; and

                        To carry on any other business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to that referred to hereinabove.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on ace side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE Ill

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SIIARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	2,000,000	$.001

Preferred:		Preferred:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

August 1, 2000

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

83 Fisher Street, Millville, Massachusetts 01504

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	Name	Residential Address	Post Office Address
President:	Russell R. Desjourdy	83 Fisher Street Millville, MA 01504	Same
Treasurer:	Russell R. Desjourdy	Same	Same
Clerk:	Russell R. Desjourdy	Same	Same
Directors:	Russell R. Desjourdy	Same	Same

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of December

d. The name and business address of the resident agent, if any, of the corporation is: None.

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER TIM PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these-Articles of Organization as incorporator(s) this 1st day of May ,2007

/s/ Russell R. Desjourdy

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or caber jurisdiction where it was incorporated, the name of the person signing on behalf  of said corporation arid the title he/she holds or other authority by which, such action is taken.